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Exhibit 23(a)

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 (No. 333-104557) of Cincinnati Bell Inc. of our reports dated March 27, 2003 relating to the financial statements and financial statement schedules, which appear in Cincinnati Bell Inc.'s (f/k/a Broadwing Inc.) Annual Report on Form 10-K, as amended, and BRCOM Inc.'s (f/k/a Broadwing Communications Inc.) Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Cincinnati, Ohio

July 17, 2003

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  Exhibit 23(a)
CONSENT OF INDEPENDENT ACCOUNTANTS